Board of Directors
Royce Value Trust, Inc.


In planning and performing our audit of the financial statements of Royce Value Trust, Inc. for the year ended December 31, 1996, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of Royce Value Trust, Inc. is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1996.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.



                                            ERNST & YOUNG LLP
February 25, 1997

                      AMENDED AND RESTATED

                             BYLAWS

                               OF

                     ROYCE VALUE TRUST, INC.

                     A Maryland Corporation

                            ARTICLE I

                          STOCKHOLDERS

          SECTION 1. Annual Meetings. The annual meeting of the stockholders of Royce Value Trust, Inc. (the "Corporation") shall be held on a date fixed from time to time by the Board of Directors within the thirty-one (31) day period ending on April 30 of each calendar year. An annual meeting may be held at any place in the United States, in or out of the State of Maryland, as may be determined by the Board of Directors, and shall be designated in the notice of the meeting, and at the time specified by the Board of Directors. Unless otherwise provided by statute, the Corporation's Articles of Incorporation or these Bylaws, any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice.

          SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Articles of Incorporation, may be held at any place within the United States, and may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such stockholders by the Secretary of the Corporation).

          SECTION 3. Notice of Meetings. Written or printed notice of the purpose or purposes, in the case of a special meeting, and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing the notice in the mail at least ten (10) days, but not more than ninety (90) days, prior to the date designated for the meeting, addressed to each stockholder at his address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

          SECTION 4. Quorum. The presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at each meeting of the stockholders, and all questions shall be decided by a majority of the votes cast on the question (except with respect to the election of directors, which shall be by plurality of the votes cast), unless otherwise required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, or the Corporation's Articles of Incorporation. In the absence of a quorum, the stockholders present in person or by proxy at the meeting, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 5 of this
Article I until a quorum shall attend. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The lack of presence at any meeting in person or by proxy of holders of the number of shares of stock of the Corporation of the proportion that may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, or other applicable statute, the Corporation's Articles of Incorporation or these Bylaws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.

          SECTION 5. Adjournment. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned to a date more than one hundred twenty (120) days after the original record date, unless a new record date is set by the Board of Directors and further notice is provided to the stockholders.

          SECTION 6. Organization. At every meeting of the stockholders, the President, or in his absence or inability to act, a Vice President, or in the absence or inability to act of the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman of the meeting. The
Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

          SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

          SECTION 8. Voting. Except as otherwise provided by statute or the Corporation's Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one (1) vote for every full share of stock, and proportional voting rights for fractional shares of stock, standing in his name on the records of the Corporation as of the record date determined pursuant to Section 9 of this Article I.

           Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by the stockholder or his attorney-in-fact. A stockholder may authorize another person or persons to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram or other means of electronic transmission to the person or persons authorized to act as proxy or to a proxy solicitation firm, proxy support service organization or other person authorized by the person or persons who will act as proxy to receive the transmission. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

          SECTION 9. Fixing of Record Date for Determining Stockholders Entitled to Notice and to Vote at Meeting. The Board of Directors may set a record date for the purpose of determining stockholders entitled to notice of, and to vote at, any meeting of the stockholders. The record date for a particular meeting shall be not more than ninety (90) nor fewer than ten (10) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

          SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall, if required by the chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector of the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.

          SECTION  11.   Consent  of  Stockholders  in  Lieu   of
Meeting. Except as otherwise provided by statute or the Corporation's Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (a) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

                           ARTICLE II

                       BOARD OF DIRECTORS

          SECTION 1. General Powers. Except as otherwise provided in the Corporation's Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Corporation's Articles of Incorporation or by these Bylaws.

          SECTION 2. Number, Election and Term of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be fewer than three (3) nor, subject to the charter of the Corporation, more than eleven (11).
Directors shall hold office for one year or until the first annual election following their election and until their successors are duly elected and qualify. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article, and each director elected shall hold office until his successor shall have been elected and shall have qualified, until his death or until he shall have resigned or have been removed as provided in these Bylaws, or as otherwise provided by statute or the Corporation's Articles of Incorporation. Any vacancy created by an increase in directors may be filled in accordance with Section 5 of this Article II. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is specifically removed pursuant to
Section 4 of this Article II at the time of the decrease. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

          SECTION 3. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or to the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Unless the resignation states otherwise, acceptance of a resignation shall not be necessary to make it effective.

          SECTION 4.  Removal of Directors.  Any director of  the
Corporation may be removed by the stockholders, with or without cause, by a vote of a majority of the votes entitled to be cast for the election of directors.

          SECTION 5. Vacancies. Subject to the provisions of the Investment Company Act of 1940, as amended, any vacancies in the Board of Directors, whether arising from death, resignation, removal or any other cause except an increase in the number of directors, shall be filled by a vote of the majority of the directors then in office even though that majority is less than a quorum, provided that no vacancy or vacancies shall be filled by action of the remaining directors if, after the filling of the vacancy or vacancies, fewer than two-thirds of the directors then holding office shall have been elected by the stockholders of the Corporation. A majority of the entire Board in office at the time of the increase may fill a vacancy that results from an increase in the number of directors. In the event that at any time a vacancy exists in any office of a director that may not be filled by the remaining directors, a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty (60) days, for the purpose of filling the vacancy or vacancies. Any director appointed by the Board of

Directors to fill a vacancy shall hold office only until the next annual meeting of stockholders of the Corporation and until a successor has been elected and qualifies or until his earlier death, resignation or removal.

          SECTION 6. Place of Meetings. Meetings of the Board of Directors may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

          SECTION 7.  Regular Meetings.  Regular meetings of  the
Board of Directors may be held without notice at the time and place determined by the Board of Directors.

          SECTION 8.  Special Meetings.  Special meetings of  the
Board of Directors may be called by a majority of the directors of the Corporation or by the President.

          SECTION 9. Annual Meeting. The annual meeting of the Board of Directors shall be held as soon as practicable after the meeting of stockholders at which the directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

          SECTION 10. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary or the President as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally or by telephone or other standard form of telecommunication, at least twenty-four
(24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held.

          SECTION 11. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

          SECTION 12. Quorum and Voting. One-third (1/3) of the members of the entire Board of Directors shall be present in person at any meeting of the Board so as to constitute a quorum for the transaction of business at the meeting, and, except as otherwise expressly required by statute, the Corporation's Articles of Incorporation, these Bylaws, the Investment Company Act of 1940, as amended, or any other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place, and notice of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

          SECTION 13. Organization. The President or, in his absence or inability to act, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

          SECTION 14. Committees. The Board of Directors may designate one (1) or more committees of the Board of Directors, each consisting of one (1) or more directors. To the extent provided in the resolution and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

          SECTION 15. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

          SECTION 16. Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

          SECTION 17. Compensation. Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.


                           ARTICLE III

                 OFFICERS, AGENTS AND EMPLOYEES

          SECTION 1. Number and Qualifications. The officers of the Corporation shall be a President, a Secretary and a
Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one (1) or more Vice Presidents and may also appoint any other officers, agents and employees it deems necessary or proper. Any two (2) or more offices may be held by the same person, except the office of President and Vice President, but no officer shall execute, acknowledge or verify in more than one capacity any instrument required by law to be executed, acknowledged or verified in more than one capacity. Officers shall be elected by the Board of

Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, until his death or until he shall have resigned or have been removed, as provided by these Bylaws. The Board of Directors may from time to time elect such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and may appoint, or delegate to the President the power to appoint, such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

          SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. Unless otherwise stated in the resignation, the acceptance of a resignation shall not be necessary to make it effective.

          SECTION 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, with or without cause, at any time if the Board of Directors in its judgment finds that the best interests of the Corporation will be served thereby, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

          SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to the office.

          SECTION 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.

          SECTION 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.

          SECTION 7. President. The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the stockholders and of the Board of Directors. The President shall, subject to the control of the Board of Directors, have general charge of the business and affairs of the Corporation and may employ and discharge employees and agents of the Corporation, except those elected or appointed by the Board, and he may delegate these powers.

          SECTION 8. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Directors or the President may from time to time prescribe.

          SECTION 9. Treasurer. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf, and to give full discharge for the same; he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and he shall, in general, perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

          SECTION 10.  Secretary.  The Secretary shall:

               (a) Keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;

               (b) See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

               (c) Be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

               (d) See that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

               (e) In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

          SECTION 11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.


                           ARTICLE IV

                              STOCK

          SECTION 1. Stock Certificates. To the extent provided by the Board of Directors, each holder of stock of the
Corporation   shall  be  entitled  to  have  a   certificate   or
certificates representing shares of stock of the Corporation owned by him. Such certificates shall be in a form approved by the Board, signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue.

          SECTION 2. Stock Ledger. There shall be maintained a stock ledger containing the name and address of each stockholder and the number of shares of stock of each class the stockholder holds. The stock ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation, at the office of the transfer agent for such shares or at any other office or agency specified by the Board of Directors.

          SECTION 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

          SECTION 4. Regulations. The Board of Directors may authorize the issuance of uncertificated securities if permitted by law. If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

          SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation, and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its absolute discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate to give to the Corporation a bond in a sum, limited or unlimited, and form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors may, in its absolute discretion, refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

          SECTION 6. Fixing of Record Date for Dividends, Distributions, etc. The Board may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

          SECTION 7. Information to Stockholders and Others. Any stockholder of the Corporation or his agent may, during the Corporation's usual business hours, inspect and copy the Corporation's Bylaws, minutes of the proceedings of its stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.


                            ARTICLE V

                  INDEMNIFICATION AND INSURANCE

          SECTION 1. Indemnification of Directors and Officers. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust, enterprise or employee benefit plan shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under the
Maryland General Corporation Law and the Investment Company Act of 1940, as amended, as those statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

          SECTION 2. Advances. Any current or former director or officer of the Corporation claiming indemnification within the scope of this Article V shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the fullest extent permissible under the Maryland General Corporation Law and the Investment Company Act of 1940, as amended, as those statutes are now or hereafter in force; provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one (1) of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in
Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily-available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

          SECTION 3. Procedure. At the request of any current or former director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law and the Investment Company Act of 1940, as amended, as those statutes are now or hereafter in force, whether the standards required by this Article V and
Section 2-418 of the Maryland General Corporation Law have been met; provided, however, that indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

          SECTION 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article V to the extent permissible under the Maryland General Corporation Law and the Investment Company Act of 1940, as amended, as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

          SECTION 5. Other Rights. The indemnification provided by this Article V shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his capacity as such and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

                           ARTICLE VI

                              SEAL

      The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words "Corporate Seal" and "Maryland" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(Seal)" adjacent to the signature of the authorized officer of the Corporation.


                           ARTICLE VII

                           FISCAL YEAR

          SECTION 1. Fiscal Year. The Corporation's fiscal year shall be fixed by the Board of Directors.

          SECTION 2.  Accountant.

               (a) The Corporation shall employ an independent public accountant or a nationally-recognized firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to certify financial statements of the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

               (b)   A  majority of the members of the  Board  of
Directors who are not "interested persons" (as such term is defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the Accountant at any meeting held within thirty (30) days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.

               (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not "interested persons" of the Corporation, as that term is defined in the Investment Company Act of 1940, at a meeting called for the purpose of voting on such action.

                          ARTICLE VIII

                      CUSTODY OF SECURITIES

          SECTION 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the Investment Company Act of 1940, as amended, and the rules of the Securities and Exchange Commission thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

           Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may direct the Custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission, or otherwise in accordance with the Investment Company Act of 1940, as amended, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Corporation or the Custodian.

          SECTION 2. Termination of Custodian Agreement. Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock entitled to vote of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.


                           ARTICLE IX

                           AMENDMENTS

           These Bylaws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.




Dated: December 18, 1996

                     ARTICLES SUPPLEMENTARY
               CREATING AND FIXING THE RIGHTS OF
                8% CUMULATIVE PREFERRED STOCK OF
                    ROYCE VALUE TRUST, INC.



     ROYCE VALUE TRUST, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has authorized the issuance of a series of 2,400,000 shares of preferred stock, par value $.001 per share, of the Corporation designated as the 8% Cumulative Preferred Stock" (the "Cumulative Preferred Stock") and has provided for the issuance of shares of such series.

     SECOND: The preferences, voting powers, rights, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of the Cumulative
Preferred Stock of the Corporation, as set by the Board of Directors, are as follows:

                           ARTICLE I
                          DEFINITIONS

     Unless the context or use indicates another or different meaning or intent, the following terms when used in these Articles Supplementary shall have the meanings set forth below, whether such terms are used in the singular or plural and regardless of their tense:

     "Accountant's Confirmation"* means a letter from an Independent Accountant delivered to Moody's with respect to certain Basic Maintenance Reports substantially to the effect that:

          (i) the Independent Accountant has read the Basic Maintenance Report for the current Quarterly Valuation Date and a randomly selected Basic Maintenance Report prepared by the Corporation during the quarter ending on such Quarterly Valuation Date (the "Reports");

          (ii) with respect to the issue size compliance, issuer diversification and industry diversification calculations, such calculations and the resulting Market Value of Moody's Eligible

     Assets and Portfolio Calculation are numerically correct;

          (iii) with respect to the calculation of the Basic Maintenance Amount, such calculation has been compared with the definition of Basic Maintenance Amount in these Articles
     Supplementary and is calculated in accordance with such definition and the results of such calculation have been recalculated and are numerically correct;

          (iv) with respect to the excess or deficiency of the Portfolio Calculation when compared to the Basic Maintenance Amount calculated for Moody's, the results of the calculation set forth in the Reports have been recalculated and are numerically correct;

          (v) with respect to the Moody's and S&P ratings on corporate bonds, convertible corporate bonds and preferred stock, issuer name, issue size and coupon or dividend rate listed in the Reports, that information has been traced and agrees with the information listed in the applicable guides of the respective rating agencies (in the event such information does not agree or such information is not listed in the applicable guides of the respective rating agencies, the Independent Accountant will inquire of the rating agencies what such information is, and provide a listing in its letter of such differences, if any);

          (vi) with respect to the lower of two bid prices (or alternative permissible factors used in calculating the Market Value as provided by these Articles Supplementary) provided by the custodian of the Corporation's assets for purposes of valuing securities in the portfolio, the Independent Accountant has traced the price used in the Reports to the lower of the two bid prices listed in the report provided by such custodian and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences); and

          (vii) with respect to the description of each security included in the Reports, the description of Moody's Eligible Assets has been compared to the definition of Moody's Eligible Assets contained in these Articles Supplementary, and the description as appearing in the Reports agrees with the definition of Moody's Eligible Assets as described in these Articles Supplementary.

     Each such letter may state: such Independent Accountant has made no independent verification of the accuracy of the description of the investment securities listed in the Reports or the Market Value of those securities nor have they performed any procedures other than those specifically outlined above for the purposes of issuing such letter; unless otherwise stated in the letter, the procedures specified therein were limited to a comparison of numbers or a verification of specified computations applicable to numbers appearing in the Reports and the schedule(s) thereto; the foregoing procedures do not constitute an examination in accordance with generally accepted auditing standards and the Reports discussed in the letter do not extend to any of the Corporation's financial statements taken as a whole; such Independent Accountant does not express an opinion as to whether such procedures would enable such Independent Accountant to determine that the methods followed in the preparation of the Reports would correctly determine the Market Value or Discounted Value of the investment portfolio; accordingly, such Independent Accountant expresses no opinion as to the information set forth in the Reports or in the schedule(s) thereto and make no representation as to the sufficiency of the procedures performed for the purposes of these Articles Supplementary.

     Such letter shall also state that the Independent Accountant is a "independent accountant" with respect to the Corporation within the meaning of the Securities Act of 1933, as amended, and the related published rules and regulations thereunder.

     "Adviser" means Quest Advisory Corp., a New York corporation.

     "Asset Coverage" means, asset coverage, as defined in
Section 18(h) of the 1940 Act, of at least 250%, or such higher percentage as may be required under the 1940 Act, with respect to all outstanding senior securities of the Corporation which are stock, including all outstanding shares of Cumulative Preferred Stock.

     "Asset Coverage Cure Date" means, with respect to the failure by the Corporation to maintain the Asset Coverage (as required by paragraph 5(a)(i) of Article II hereof) as of the last Business Day of each March, June, September and December of each year, 60 days following such Business Day.

     "Basic Maintenance Amount"* means, as of any Valuation Date, the dollar amount equal to (i) the sum of (A) the product of the number of shares of Cumulative Preferred Stock outstanding on such Valuation Date multiplied by the Liquidation Preference; (B) to the extent not included in (A), the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each outstanding share of Cumulative Preferred Stock from the most recent Dividend Payment Date to which dividends have been paid or duly provided for (or, in the event the Basic Maintenance Amount is calculated on a date prior to the initial Dividend Payment Date with respect to the Cumulative

Preferred Stock, then from the Date of Original Issue) through the Valuation Date plus all dividends to accumulate on the Cumulative Preferred Stock then outstanding during the 70 days following such Valuation Date; (C) the Corporation's other liabilities due and payable as of such Valuation Date (except that dividends and other distributions payable by the Corporation by the issuance of Common Stock shall not be included as a liability) and such liabilities projected to become due and payable by the Corporation during the 90 days following such Valuation Date (excluding liabilities for investments to be purchased and for dividends and other distributions not declared as of such Valuation Date but including accrued interest on the Notes); (D) the aggregate outstanding principal amount of Notes;
(E) any current liabilities of the Corporation as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(D) (including, without limitation, and immediately upon determination, any amounts due and payable by the Corporation pursuant to reverse repurchase agreements and any payables for assets purchased as of such Valuation Date) less
(ii) (A) the Discounted Value of any of the Corporation's assets and/or (B) the face value of any of the Corporation's assets if, in the case of both (ii)(A) and (ii)(B), such assets are either cash or securities which mature prior to or on the date of redemption or repurchase of Cumulative Preferred Stock or payment of another liability and are either U.S. Government Obligations or securities which have a rating assigned by Moody's of at least Aaa, P-1, VMIG-1 or MIG-1 or by S&P of at least AAA, SP-1+ or A-1+, in both cases irrevocably held by the Corporation's custodian bank in a segregated account or deposited by the Corporation with the Paying Agent for the payment of the amounts needed to redeem or repurchase Cumulative Preferred Stock subject to redemption or repurchase or any of (i)(B) through (i)(E) and provided that in the event the Corporation has repurchased Cumulative Preferred Stock at a price of less than the Liquidation Preference thereof and/or Notes at a price of less than the principal amount thereof plus accrued but unpaid interest thereon and irrevocably segregated or deposited assets as described above with its custodian bank or the Paying Agent or the Indenture trustee in the case of the Notes for the payment of the repurchase price the Corporation may deduct 100% of the Liquidation Preference of such Cumulative Preferred Stock to be repurchased and/or 100% of the aggregate principal amount and accrued but unpaid interest on the Notes to be repurchased from (i) above.

     "Basic Maintenance Cure Date"* means 14 calendar days following a Valuation Date, such date being the last day upon which the Corporation's failure to comply with paragraph
5(a)(ii)(A) of Article II hereof could be cured.

     "Basic Maintenance Report"* means a report signed by the President, the Treasurer or any Vice President of the Corporation which sets forth, as of the related Valuation Date, the assets of the Corporation, the Market Value and Discounted Value thereof (seriatum and in the aggregate), and the Basic Maintenance Amount.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means a day on which the New York Stock
Exchange is open for trading and that is neither a Saturday, Sunday nor any other day on which banks in the City of New York are authorized by law to close.

     "Charter" means the Articles of Incorporation, as amended and supplemented (including these Articles Supplementary), of the Corporation on file in the State Department of Assessments and Taxation of Maryland.

     "Common Stock" means the Common Stock, par value $.001 per share, of the Corporation.

     "Corporation" shall mean Royce Value Trust, Inc., a Maryland corporation.

     "Cumulative Preferred Stock" means the 8% Cumulative
Preferred Stock, par value $.001 per share, of the Corporation.

     "Date of Original Issue" shall have the meaning set forth in paragraph 1(a) of Article II hereof.

     "Deposit Securities" means cash, Short-Term Money Market Instruments and U.S. Government Obligations. Except for determining whether the Corporation has a Portfolio Calculation equal to or greater than the Basic Maintenance Amount, each Deposit Security shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Security but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

     "Discounted Value"* means, with respect to a Moody's Eligible Asset, the quotient of (A) in the case of non-convertible fixed income securities, the lower of the principal amount and the Market Value thereof or (B) in the case of any other Moody's Eligible Asset, the Market Value thereof, divided by the applicable Moody's Discount Factor.

     "Dividend Payment Date" with respect to the Cumulative
Preferred Stock, means any date on which dividends are payable thereon pursuant to the provisions of paragraph 1(a) of Article
II hereof.

     "Dividend Period" shall have the meaning set forth in paragraph 1(a) of Article II hereof.

     "Indenture" means the Indenture, dated June 15, 1994, between the Corporation and the United States Trust Company of New York, as trustee, relating to the Notes, as supplemented or otherwise amended from time to time.

     "Independent Accountant"* means a nationally recognized accountant, or firm of accountants, that is with respect to the Corporation an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

     "Liquidation Preference" shall have the meaning set forth in paragraph 2(a) of Article II hereof.

     "Market Value"* means the amount determined by State Street Bank and Trust Company (so long as prices are provided to it by Telekurs N.A., Inc. or another pricing service approved by Moody's in writing), or, if Moody's agrees in writing, the then bank custodian of the Corporation's assets or such other party approved by Moody's in writing, with respect to specific Moody's Eligible Assets of the Corporation, as follows: Securities listed on an exchange or on the NASDAQ System shall be valued on the basis of the last reported sale on the Valuation Date or, if no sale is reported for such Valuation Date, then at their last reported bid price for such day for exchange-listed securities and at the average of their last reported bid and asked prices for such Valuation Date for NASDAQ System securities. Quotations shall be taken from the market where the security is primarily traded. Bonds and other fixed income securities may be valued by reference to other securities with comparable ratings, interest rates and maturities, using established independent pricing services.

     Notwithstanding the foregoing, "Market Value" may, at the option of the Corporation, mean the amount determined with respect to specific Moody's Eligible Assets of the Corporation in the manner set forth below:

     (a) as to any corporate bond or convertible corporate bond which is a Moody's Eligible Asset, (i) the product of (A) the unpaid principal balance of such bond as of the Valuation Date and (B)(1) if the bond is traded on a national securities exchange or quoted on the NASDAQ System, the last sales price reported on the Valuation Date or (2) if there was no reported sales price on the Valuation Date or if the bond is not traded on a national securities exchange or quoted on the NASDAQ System, the lower of two bid prices for such bond provided by two recognized securities dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's) or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect Moody's then-current rating of the Cumulative Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian, plus (ii) accrued interest on such bond or, if two bid prices cannot be obtained, such Moody's Eligible Asset shall have a Market Value of zero;

     (b) as to any common or preferred stock which is a Moody's Eligible Asset, (i) if the stock is traded on a national securities exchange or quoted on the NASDAQ System, the last sales price reported on the Valuation Date or (ii) if there was no reported sales price on the Valuation Date, the lower of two bid prices for such stock provided by two recognized securities dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's) or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect Moody's then-current rating of the Cumulative Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian, or, if two bid prices cannot be obtained, such Moody's Eligible Asset shall have a Market Value of zero;

     (c) the product of (i) as to U.S. Government Obligations, Short Term Money Market Instruments (other than demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements) and commercial paper, the face amount or aggregate principal amount of such U.S. Government Obligations or Short Term Money Market Instruments, as the case may be, and (ii) the lower of the bid prices for the same kind of securities or instruments, as the case may be, having, as nearly as practicable, comparable interest rates and maturities provided by two recognized securities dealers having minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's) or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect Moody's then-current rating of the Cumulative Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian, or, if two bid prices cannot be obtained, such Moody's Eligible Asset will have a Market Value of zero;

     (d) as to cash, demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements included in Short Term Money Market Instruments, the face value thereof.

     "Moody's" means Moody's Investors Service, Inc., or its successor.

     "Moody's Discount Factor"* means, with respect to a Moody's Eligible Asset specified below, the following applicable number:
                                                    Moody's
Type of Moody's Eligible Asset:                Discount Factor:
Moody's Short Term Money Market Instruments
    (other than U.S. Government Obligations
     set forth below) and other commercial
     paper:

Demand or time deposits,
    certificates of deposit and bankers'
     acceptances includible in Moody's Short
     Term Money Market Instruments                   1.00
Commercial paper rated P-1 by Moody's
    maturing in 30 days or less                      1.00
Commercial paper rated P-1 by Moody's
    maturing in more than 30 days but in 270
     days or less                                    1.15
Commercial paper rated A-1+ by S&P
    maturing in 270 days or less                     1.25
Repurchase obligations includible in Moody's
    Short Term Money Market Instruments if
     term is less than 30 days and
     counterparty is rated at least A2               1.00
Other repurchase obligations                   Discount Factor
                                               applicable to
                                               underlying
                                               assets
Common stocks                                        3.00

                                                   Moody's
Type of Moody's Eligible Assets                Discount Factor:

Preferred stocks:
    Auction rate preferred stocks                   3.50
    Other preferred stocks issued by issuers
         in the financial and industrial ind
          ustries                                    2.35
    Other preferred stocks issued by issuers
                   in the utilities industry         1.60

U.S. Government Obligations (other than U.S.
    Treasury Securities Strips set forth
     below) with remaining terms to maturity
     of:

    1 year or less                                   1.08
    2 years or less                                  1.15
    3 years or less                                  1.20
    4 years or less                                  1.26
    5 years or less                                  1.31
    7 years of less                                  1.40
    10 years or less                                 1.48
    15 years or less                                 1.54
    20 years or less                                 1.61
    30 years or less                                 1.63

U.S. Treasury Securities Strips with
    remaining terms to maturity of:

    1 year or less                                   1.08
    2 years or less                                  1.16
    3 years or less                                  1.23
    4 years or less                                  1.30
    5 years or less                                  1.37
    7 years or less                                  1.51
    10 years or less                                 1.69
    15 years or less                                 1.99
    20 years or less                                 2.28
    30 years or less                                 2.56

                                                     Moody's
Type of Moody's Eligible Assets                   Discount Factor:

Corporate bonds:
Corporate bonds rated Aaa with remaining terms to maturity of:

    1 year or less                                   1.14
    2 years or less                                  1.21
    3 years or less                                  1.26
    4 years or less                                  1.32
    5 years or less                                  1.38
    7 years or less                                  1.47
    10 years or less                                 1.55
    15 years or less                                 1.62
    20 years or less                                 1.69
    30 years or less                                 1.71

Corporate bonds rated Aa with remaining
    terms to maturity of:

    1 year or less                                   1.19
    2 years or less                                  1.26
    3 years or less                                  1.32
    4 years or less                                  1.38
    5 years or less                                  1.44
    7 years or less                                  1.54
    10 years or less                                 1.63
    15 years or less                                 1.69
    20 years or less                                 1.77
    30 years or less                                 1.79

Corporate bonds rated A with remaining terms to maturity of:

    1 year or less                                   1.24
    2 years or less                                  1.32
    3 years or less                                  1.38
    4 years or less                                  1.45
    5 years or less                                  1.51
    7 years or less                                  1.61
    10 years or less                                 1.70
    15 years or less                                 1.77
    20 years or less                                 1.85
    30 years or less                                 1.87

                                                     Moody's
Type of Moody's Eligible Assets                   Discount Factor:

Convertible corporate bonds with senior debt
    securities rated Aa issued by the
     following type of issuers:

    Utility                                          1.80
    Industrial                                       2.97
    Financial                                        2.92
    Transportation                                   4.27

Convertible corporate bonds with senior debt
    securities rated A issued by the
     following type of issuers:

    Utility                                          1.85
    Industrial                                       3.02
    Financial                                        2.97
    Transportation                                   4.32

Convertible corporate bonds with senior debt
    securities rated Baa issued by the
     following type of issuers:

    Utility                                          2.01
    Industrial                                       3.18
    Financial                                        3.13
    Transportation                                   4.48

Convertible corporate bonds with senior debt
    securities rated Ba issued by the
     following type of issuers:

    Utility                                          2.02
    Industrial                                       3.19
    Financial                                        3.14
    Transportation                                   4.49

Convertible corporate bonds with senior debt
    securities rated B1 or B2 issued by the
     following type of issuers:

    Utility                                          2.12
    Industrial                                       3.29
    Financial                                        3.24
    Transportation                                   4.59

     "Moody's Eligible Assets"* means:

(i) cash (including, for this purpose, receivables for investments sold to a counterparty whose senior debt securities are rated at least Baa3 by Moody's or a counterparty approved by

     Moody's and payable within five Business Days following such Valuation Date and dividends and interest receivable within 70 days on investments);

(ii) Short-Term Money Market Instruments;

(iii)     commercial paper that is not includible as a Short-Term
     Money Market Instrument having on the Valuation Date a rating from Moody's of at least P-1 and maturing within 270 days;

(iv) preferred stocks (A) which either (1) are issued by issuers whose senior debt securities are rated at least Baa1 by Moody's or (2) are rated at least "baa3" by Moody's (or in the event an issuer's senior debt securities or preferred stock is not rated by Moody's, which either (1) are issued by an issuer whose senior debt securities are rated at least A by S&P or (2) are rated at least A by S&P and for this purpose have been assigned a Moody's equivalent rating of at least "baa3"), (B) of issuers which have (or, in the case of issuers which are special purpose corporations, whose parent companies have) common stock listed on the New York Stock Exchange or the American Stock Exchange, (C) which have a minimum issue size (when taken together with other of the issuer's issues of similar tenor) of $50,000,000, (D) which have paid cash dividends consistently during the preceding three-year period (or, in the case of new issues without a dividend history, are rated at least "a1" by Moody's or, if not rated by Moody's, are rated at least AA by S&P), (E) which pay cumulative cash dividends in U.S. dollars, (F) which are not convertible into any other class of stock and do not have warrants attached, (G) which are not issued by issuers in the transportation industry and (H) in the case of auction rate preferred stocks, which are rated at least "aa" by Moody's, or if not rated by Moody's, AAA by S&P or are otherwise approved in writing by Moody's and have never had a failed auction; provided, however, that for this purpose the aggregate Market Value of the Company's holdings of any issue of preferred stock shall not be less than $500,000 nor more than $5,000,000;

(v) common stocks (A) which are traded on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market, (B) which, if cash dividend paying, pay cash dividends in U.S. dollars, and (C) which are not privately placed; provided, however, that (1) common stock which, while a Moody's Eligible Asset owned by the Corporation, ceases paying any regular cash dividend will no longer be considered a Moody's Eligible Asset until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and (2) the aggregate Market Value of the Corporation's holdings of the common stock of any issuer shall not exceed 4% in the case of utility common stock and 6% in the case of non-utility common stock of the number of outstanding shares times the Market Value of such common stock;

(vi) U.S. Government Obligations;

(vii) corporate bonds (A) which are not privately placed, rated at least B3 (Caa subordinate) by Moody's (or, in the event the bond is not rated by Moody's, the bond is rated at least BB-by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), with such rating confirmed on each Valuation Date, (B) which have a minimum issue size of at least (x) $100,000,000 if rated at least Baa3 or
     (y) $50,000,000 if rated B or Ba3, (C) which are U.S. dollar denominated and pay interest in cash in U.S. dollars, (D) which are not convertible or exchangeable into equity of the issuing corporation and have a maturity of not more than 30 years, (E) for which, if rated below Baa3, the aggregate Market Value of the Company's holdings do not exceed 10% of the aggregate Market Value of any individual issue of corporate bonds calculated at the time of original issuance, (F) the cash flow from which must be controlled by an indenture trustee and (G) which are not issued in connection with a reorganization under any bankruptcy law;

(viii) convertible corporate bonds (A) which are issued by issuers whose senior debt securities are rated at least B2 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by issuers whose senior debt securities are rated at least BB by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), (B) which are convertible into common stocks which are traded on the New York Stock Exchange or the American Stock Exchange or are quoted on the NASDAQ National Market System and (C) which, if cash dividend paying, pay cash dividends in U.S. dollars; provided, however, that once convertible corporate bonds have been converted into common stock, the common stock issued upon conversion must satisfy the criteria set forth in clause (v) above and other relevant criteria set forth in this definition in order to be a Moody's Eligible Asset;

provided, however, that the Corporation's investment in preferred stock, common stock, corporate bonds and convertible corporate bonds described above must be within the following diversification requirements (utilizing Moody's Industry and Sub-industry Categories) in order to be included in Moody's Eligible
Assets:

Issuer:

                            Non-Utility         Utility Maximum
   Moody's Rating      Maximum Single Issuer     Single Issuer
       (1)(2)                 (3)(4)                (3)(4)
"aaa", Aaa                     100%                 100%
"aa", Aa                        20%                  20%
"a", A                          10%                  10%
CS/CB, "Baa", Baa(5)             6%                   4%
Ba                               4%                   4%
B1/B2                            3%                   3%
B3 (Caa subordinate)             2%                   2%

Industry and State:

                                                            Utility
                        Non-Utility         Utility         Maximum
                       Maximum Single  Maximum Single Sub-   Single
Moody's Rating(1)       Industry(3)      Industry(3)(6)     State(3)
"aaa", Aaa                  100%             100%             100%
"aa", Aa                     60%              60%              20%
"a", A                       40%              50%              10%(7)
CS/CB, "baa", Baa(5)         20%              50%               7%(7)
Ba                           12%              12%              N/A
B1/B2                         8%               8%              N/A
B3 (Caa subordinate)          5%               5%              N/A


(1) The equivalent Moody's rating must be lowered one full rating category for preferred stocks, corporate bonds and convertible corporate bonds rated by S&P but not by Moody's.

(2) Corporate bonds from issues ranging $50,000,000 to $100,000,000 are limited to 20% of Moody's Eligible Assets.

(3) The referenced percentages represent maximum cumulative totals only for the related Moody's rating category and each lower Moody's rating category.

(4) Issuers subject to common ownership of 25% or more are considered as one name.

(5) CS/CB refers to common stock and convertible corporate bonds, which are diversified independently from the rating level.

(6) In the case of utility common stock, utility preferred stock, utility bonds and utility convertible bonds, the definition of industry refers to sub-industries (electric, water, hydro power, gas, diversified). Investments in other sub-industries are eligible only to the extent that the combined sum represents a percentage position of the Moody's Eligible Assets less than or equal to the percentage limits in the diversification tables above.

(7) Such percentage shall be 15% in the case of utilities regulated by California, New York and Texas.

; and provided, further, that the Corporation's investments in auction rate preferred stocks described in clause (iv) above shall be included in Moody's Eligible Assets only to the extent that the aggregate Market Value of such stocks does not exceed 10% of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (i) through
(viii) above less the aggregate Market Value of those investments excluded from Moody's Eligible Assets pursuant to the immediately preceding proviso; and

(ix) no assets which are subject to any lien or irrevocably deposited by the Corporation for the payment of amounts needed to meet the obligations described in clauses (i)(A) through (i)(E) of the definition of "Basic Maintenance Amount" may be includible in Moody's Eligible Assets.

     "Moody's Industry and Sub-Industry Categories"* means as set forth below:

     Aerospace and Defense: Major Contractor, Subsystems,
     Research, Aircraft Manufacturing, Arms, Ammunition

     Automobile:  Automotive Equipment, Auto-Manufacturing, Auto
     Parts Manufacturing, Personal Use Trailers, Motor Homes,
     Dealers

     Banking:  Bank Holding, Savings and Loans, Consumer Credit,
     Small Loan, Agency, Factoring, Receivables

     Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

     Buildings and Real Estate:  Brick, Cement, Climate Controls,
     Contracting, Engineering, Construction, Hardware, Forest
     Products (building-related only), Plumbing, Roofing,
     Wallboard, Real Estate, Real Estate Development, REITs, Land
     Development

     Chemicals, Plastics and Rubber: Chemicals (non-agriculture), Industrial Gases, Sulphur, Plastics, Plastic
     Products, Abrasives, Coatings, Paints, Varnish, Fabricating

     Containers, Packaging and Glass:  Glass, Fiberglass,
     Containers made of:  Glass, Metal, Paper, Plastic, Wood, or
     Fiberglass

     Personal and Non Durable Consumer Products (Manufacturing
     Only):  Soaps, Perfumes, Cosmetics, Toiletries, Cleaning
     Supplies, School Supplies

     Diversified/Conglomerate Manufacturing

     Diversified/Conglomerate Service

     Diversified Natural Resources, Precious Metals and Minerals:
     Fabricating Distribution

     Ecological:  Pollution Control, Waste Removal, Waste
     Treatment, Waste Disposal

     Electronics:  Computer Hardware, Electric Equipment,
     Components, Controllers, Motors, Household Appliances,
     Information Service Communication Systems, Radios, TVs, Tape
     Machines, Speakers, Printers, Drivers, Technology

     Finance:  Investment Brokerage, Leasing, Syndication,
     Securities

     Farming and Agriculture:  Livestock, Grains, Produce;
     Agricultural Chemicals, Agricultural Equipment, Fertilizers

     Grocery:  Grocery Stores, Convenience Food Stores

     Healthcare, Education and Childcare:  Ethical Drugs,
     Proprietary Drugs, Research, Health Care Centers, Nursing
     Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

     Home and Office Furnishings, Housewares, and Durable
     Consumer Products:  Carpets, Floor Coverings, Furniture,
     Cooking, Ranges

     Hotels, Motels, Inns and Gaming

     Insurance:  Life, Property and Casualty, Broker, Agent,
     Surety

     Leisure, Amusement, Motion Pictures, Entertainment:
     Boating, Bowling, Billiards, Musical Instruments, Fishing,
     Photo Equipment, Records, Tapes, Sports, Outdoor Equipment
     (Camping), Tourism, Resorts, Games, Toy Manufacturing,

     Motion Picture Production Theaters, Motion Picture
     Distribution

     Machinery (Non-Agriculture, Non-Construction, Non-
     Electronic): Industrial, Machine Tools, Steam Generators

     Mining, Steel, Iron and Non Precious Metals:  Coal, Copper,
     Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated
     Steel, Ore Production, Refractories, Steel Mill Machinery,
     Mini-Mills, Fabricating, Distribution and Sales

     Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

     Personal, Food and Miscellaneous Services

     Printing, Publishing and Broadcasting: Graphic Arts, Paper,
     Paper Products, Business Forms, Magazines, Books,
     Periodicals, Newspapers, Textbooks, Radio, T.V., Cable
     Broadcasting Equipment

     Cargo Transport:  Rail, Shipping, Railroads, Rail-Car
     Builders, Ship Builders, Containers, Container Builders,
     Parts, Overnight Mail, Trucking, Truck Manufacturing,
     Trailer Manufacturing, Air Cargo, Transport

     Retail Stores:  Apparel, Toy, Variety, Drugs, Department,
     Mail Order Catalog, Showroom

     Telecommunications:  Local, Long Distance, Independent,
     Telephone, Telegraph, Satellite, Equipment, Research,
     Cellular

     Textiles and Leather:  Producer, Synthetic Fiber, Apparel
     Manufacturer, Leather Shoes

     Personal Transportation:  Air, Bus, Rail, Car Rental

     Utilities:  Electric, Water, Hydro Power, Gas, Diversified

     Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national agencies

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Notes" means the Corporation's $40,000,000 aggregate principal amount of 5-3/4% Investment Company Convertible Notes due June 30, 2004, as the same may be modified pursuant to the terms of the Indenture.

     "Notice of Redemption" has the meaning set forth in paragraph 3(c)(i) of Article II hereof.

     "Officers' Certificate" means a certificate signed by any two of the President, a Vice President, the Treasurer or the Secretary of the Corporation or by any one of the foregoing and an Assistant Treasurer or Assistant Secretary of the Corporation.

     "Paying Agent" means State Street Bank and Trust Company and its successors or any other paying agent appointed by the Corporation.

     "Portfolio Calculation"* means the aggregate Discounted
Value of all Moody's Eligible Assets.

     "Preferred Stock" means the preferred stock, par value $.001 per share, of the Corporation, and includes the Cumulative
Preferred Stock.

     "Quarterly Valuation Date"* means the last Valuation Date in
  March, June, September and December of each year, commencing
  September 27, 1996.

     "Redemption Price" has the meaning set forth in paragraph
3(a) of Article II hereof.

     "Short-Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation (or, in the case of an instrument specified by clauses (i) and (ii) below, on the Valuation Date), the remaining terms to maturity thereof are not in excess of 90 days:

     (i)     U.S. Government Obligations;

     (ii) commercial paper that is rated at the time of purchase or acquisition and the Valuation Date at least P-1 by Moody's and is issued by an issuer (or guaranteed or supported by a person or entity other than the issuer) whose long-term unsecured debt obligations are rated at least Aa by Moody's;

     (iii) demand or time deposits in, or certificates of deposit of, or banker's acceptances issued by (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia) if, in each case, the commercial paper, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company at the time of purchase or acquisition and the Valuation Date, have (1) credit ratings from Moody's of at least P-1 in the case of commercial paper and
(2) credit ratings from Moody's of at least Aa in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Corporation, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's shall be at least A2; and provided, further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the commercial paper, if any, of such depository institution or trust company is not rated below P-1 by Moody's and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Corporation);

     (iv) repurchase obligations with respect to any U.S. Government Obligation entered into with a depository institution, trust company or securities dealer (acting as principal) which is rated (A) at least Aa3 if the maturity is three months or less,
(B) at least A1 if the maturity is two months or less and (C) at least A2 if the maturity is one month or less; and

     (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company meeting the credit rating requirements of commercial paper and long-term unsecured debt obligations specified in clause (iii) above, provided that the interest receivable by the Corporation shall be payable in U.S. dollars and shall not be subject to any withholding or similar taxes.

     "S&P" means Standard & Poor's Ratings Group or its successors.

     "U.S. Government Obligations" means direct non-callable obligations of the United States, provided that such direct obligations are entitled to the full faith and credit of the United States and that any such obligations, other than United

States Treasury Bills and U.S. Treasury Securities Strips, provide for the periodic payment of interest and the full payment of principal at maturity.

     "Valuation Date"* means every Friday or, if such day is not a Business Day, the immediately preceding Business Day.

     "Voting Period" shall have the meaning set forth in paragraph 4(b) of Article II hereof.

     Those of the foregoing definitions which are marked with an asterisk have been adopted by the Board of Directors of the Corporation in order to obtain a "aaa" rating from Moody's on the shares of Cumulative Preferred Stock on their Date of Original Issue; and the Board of Directors of the Corporation shall have the authority, without stockholder approval, to amend, alter or repeal from time to time the foregoing definitions and the restrictions and guidelines set forth thereunder if Moody's advises the Corporation in writing that such amendment, alteration or repeal will not adversely affect their then current rating on the Cumulative Preferred Stock. Furthermore, if the Board of Directors determines not to continue to comply with the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof as provided in paragraph 7 of Article II hereof, then such definitions marked with an asterisk, unless the context otherwise requires, shall have no meaning for these Articles Supplementary.


                           ARTICLE II

                   CUMULATIVE PREFERRED STOCK

     1.   Dividends.

     (a) Holders of shares of Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the annual rate of 8% per share (computed on the basis of a 360-day year consisting of twelve 30-day months) of the initial Liquidation Preference of $25.00 per share on the Cumulative Preferred Stock and no more, payable annually on December 23 in each year (each a "Dividend Payment Date") commencing December 23, 1996 (or, if any such day is not a Business Day, then on the next succeeding Business Day) to holders of record of Cumulative Preferred Stock as they appear on the stock register of the Corporation at the close of business on the preceding December 6 (or, if any such day is not a Business Day, then on the next succeeding Business Day), as the case may be, in preference to dividends on shares of Common Stock and any other capital stock of the Corporation ranking junior to the Cumulative Preferred Stock in payment of dividends. Dividends on shares of Cumulative Preferred Stock shall accumulate from the date on which such shares are originally issued ("Date of Original Issue"). Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a "Dividend Period." Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors.

     (b)(i) No dividends shall be declared or paid or set apart for payment on any shares of Cumulative Preferred Stock for any Dividend Period or part thereof unless full cumulative dividends have been or contemporaneously are declared and paid on all outstanding shares of Cumulative Preferred Stock through the most recent Dividend Payment Dates therefor. If full cumulative dividends are not declared and paid on the shares of Cumulative Preferred Stock, any dividends on the shares of Cumulative Preferred Stock shall be declared and paid pro rata on all outstanding shares of Cumulative Preferred Stock. No holders of shares of Cumulative Preferred Stock shall be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in this paragraph 1(b)(i) on shares of Cumulative Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any shares of Cumulative Preferred Stock that may be in arrears.

     (ii) For so long as shares of Cumulative Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the Cumulative Preferred Stock as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to or on parity with the Cumulative Preferred Stock as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Stock or any other stock of the Corporation ranking junior to or on parity with the Cumulative Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to or on parity with the Cumulative Preferred Stock as to dividends and upon liquidation), unless, in each case, (A) immediately thereafter, the Corporation shall have a Portfolio Calculation at least equal to the Basic Maintenance Amount and the Corporation shall maintain the Asset Coverage, (B) full cumulative dividends on all shares of Cumulative Preferred Stock due on or prior to the date of the transaction have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the Paying Agent) and (C) the Corporation has redeemed the full number of shares of Cumulative Preferred Stock required to be redeemed by any provision contained herein for mandatory redemption.

     (iii)  Any dividend payment made on the shares of Cumulative
Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

     (c) Not later than the Business Day next preceding each Dividend Payment Date, the Corporation shall deposit with the Paying Agent Deposit Securities having an initial combined value sufficient to pay the dividends that are payable on such Dividend Payment Date, which Deposit Securities shall mature on or prior to such Dividend Payment Date. The Corporation may direct the Paying Agent with respect to the investment of any such Deposit Securities, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

     (d) The Board of Directors may declare an additional dividend on the Cumulative Preferred Stock each year in order to permit the Corporation to distribute its income in accordance with Section 855 (or any successor provision) of the Internal Revenue Code of 1986, as amended (the "Code"), and the other rules and regulations under Subchapter M of the Code. Any such additional dividend shall be payable to holders of the Cumulative Preferred Stock on the next Dividend Payment Date, shall be part of the annual dividend for the year of declaration payable to holders of record pursuant to paragraph 1(a) hereof and shall not result in any increase in the amount of cash dividends payable for such year pursuant to paragraph 1(a) hereof.

     2.        Liquidation Rights.

     (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Cumulative Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $25.00 per share plus an amount equal to all unpaid dividends thereon accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon) (the "Liquidation Preference"), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

     (b) If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of Cumulative Preferred
Stock, and any other outstanding class or series of Preferred
Stock of the Corporation ranking on a parity with the Cumulative Preferred Stock as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Cumulative Preferred Stock of the Liquidation Preference and the amounts due upon liquidation with respect to such other
Preferred Stock, then such available assets shall be distributed among the holders of shares of Cumulative Preferred Stock and such other Preferred Stock ratably in proportion to the respective preferential amounts to which they are entitled.
Unless and until the Liquidation Preference has been paid in full to the holders of shares of Cumulative Preferred Stock, no dividends or distributions shall be made to holders of the Common Stock or any other stock of the Corporation ranking junior to the Cumulative Preferred Stock as to liquidation.

     3.        Redemption.

     Shares of the Cumulative Preferred Stock shall be redeemed by the Corporation as provided below:

     (a)       Mandatory Redemptions.

     If the Corporation is required to redeem any shares of Cumulative Preferred Stock pursuant to paragraphs 5(b) or 5(c) of
Article II hereof, then the Corporation shall, to the extent permitted by the 1940 Act, Maryland law, the Indenture and any other agreements in respect of indebtedness of the Corporation to which it may be a party or by which it may be bound, by the close of business on such Asset Coverage Cure Date or Basic Maintenance Amount Cure Date (herein collectively referred to as a "Cure Date"), as the case may be, fix a redemption date and proceed to redeem shares as set forth in paragraph 3(c) hereof. On such redemption date, the Corporation shall redeem, out of funds legally available therefor, the number of shares of Cumulative Preferred Stock equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Cure Date, would have resulted in the Asset Coverage having been satisfied or the Corporation having a Portfolio Calculation equal to or greater than the Basic Maintenance Amount, as the case may be, immediately prior to the opening of business on such Cure Date or, if the Asset Coverage or a Portfolio Calculation equal to or greater than the Basic Maintenance Amount, as the case may be, cannot be so restored, all of the shares of Cumulative Preferred

Stock, at a price equal to $25.00 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared by the Corporation) through the date of redemption (the "Redemption Price"). In the event that shares of Cumulative Preferred Stock are redeemed pursuant to paragraph 5(b) of Article II hereof, the Corporation may, but shall not be required to, redeem a sufficient number of shares of Cumulative Preferred Stock pursuant to this paragraph 3(a) in order that the "asset coverage" of a class of senior security which is stock, as defined in Section 18(h) of the 1940 Act, of the remaining outstanding shares of Cumulative Preferred Stock and any other Preferred Stock after redemption is up to 275%.

     (b)       Optional Redemptions.

     Prior to August 15, 2001, the Corporation may, at its option, redeem shares of Cumulative Preferred Stock at the Redemption Price per share only if and to the extent that any such redemption is necessary, in the judgment of the Corporation, to maintain the Corporation's status as a regulated investment company under Subchapter M of the Code. Commencing August 15, 2001 and at any time and from time to time thereafter, the Corporation may, at its option, to the extent permitted by the 1940 Act, Maryland law, the Indenture and any other agreements in respect of indebtedness of the Corporation to which it may be a party or by which it may be bound, redeem the Cumulative Preferred Stock in whole or in part at the Redemption Price per share.

     (c)       Procedures for Redemption.

     (i) If the Corporation shall determine or be required to redeem shares of Cumulative Preferred Stock pursuant to this paragraph 3, it shall mail a written notice of redemption ("Notice of Redemption") with respect to such redemption by first class mail, postage prepaid, to each holder of the shares to be redeemed at such holder's address as the same appears on the stock books of the Corporation on the record date in respect of such redemption established by the Board of Directors. Each such Notice of Redemption shall state: (A) the redemption date, which shall be not fewer than 30 days nor more than 45 days after the date of such notice; (B) the number of shares of Cumulative Preferred Stock to be redeemed; (C) the CUSIP number(s) of such shares; (D) the Redemption Price; (E) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state) are to be surrendered for payment in respect of such redemption; (F) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (G) the provisions of this paragraph 3 under which such redemption is made. If fewer than all shares of Cumulative Preferred Stock held by any holder are to be redeemed, the Notice of Redemption mailed to such holder also shall specify the number of shares to be redeemed from such holder. No defect in the Notice of Redemption or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

     (ii) If the Corporation shall give a Notice of Redemption, then by the close of business on the Business Day preceding the redemption date specified in the Notice of Redemption the Corporation shall (A) deposit with the Paying Agent Deposit Securities having an initial combined value sufficient to effect the redemption of the shares of Cumulative Preferred Stock to be redeemed, which Deposit Securities shall mature on or prior to such redemption date, and (B) give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the shares of Cumulative Preferred Stock called for redemption on the redemption date. The Corporation may direct the Paying Agent with respect to the investment of any Deposit Securities so deposited, provided that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit (unless the Corporation shall default in making payment of the Redemption Price), all rights of the holders of the shares of Cumulative Preferred Stock so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and such shares shall no longer be deemed outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption any cash in excess of the aggregate Redemption Price of the shares of Cumulative Preferred Stock called for redemption on such date and any remaining Deposit Securities. Any assets so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of the shares of Cumulative Preferred Stock so called for redemption shall look only to the Corporation for payment thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Securities so deposited.

     (iii) On or after the redemption date, each holder of shares of Cumulative Preferred Stock that are subject to redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive the cash
Redemption Price, without interest.

     (iv) In the case of any redemption of less than all of the shares of Cumulative Preferred Stock pursuant to these Articles Supplementary, such redemption shall be made pro rata from each holder of shares of Cumulative Preferred Stock in accordance with the respective number of shares held by each such holder on the record date for such redemption.

     (v) Notwithstanding the other provisions of this paragraph 3, the Corporation shall not redeem shares of Cumulative Preferred Stock unless all accumulated and unpaid dividends on all outstanding shares of Cumulative Preferred Stock for all applicable past Dividend Periods (whether or not earned or declared by the Corporation) shall have been or are contemporaneously paid or declared and Deposit Securities for the payment of such dividends shall have been deposited with the Paying Agent as set forth in paragraph 1(c) of Article II hereof.

     (vi) If the Corporation shall not have funds legally available for the redemption of, or is otherwise unable to redeem, all the shares of the Cumulative Preferred Stock to be redeemed on any redemption date, the Corporation shall redeem on such redemption date the number of shares of Cumulative Preferred Stock as it shall have legally available funds, or is otherwise able, to redeem ratably from each holder whose shares are to be redeemed, and the remainder of the shares of the Cumulative Preferred Stock required to be redeemed shall be redeemed on the earliest practicable date on which the Corporation shall have funds legally available for the redemption of, or is otherwise able to redeem, such shares.

     4.        Voting Rights.

     (a)       General.

     Except as otherwise provided by law or as specified in the Charter or By-Laws, each holder of shares of Cumulative Preferred Stock shall be entitled to one vote for each share held on each matter submitted to a vote of stockholders of the Corporation, and the holders of outstanding shares of Preferred Stock, including Cumulative Preferred Stock, and of shares of Common Stock shall vote together as a single class; provided that, at any meeting of the stockholders of the Corporation held for the election of directors, the holders of outstanding shares of Preferred Stock, including Cumulative Preferred Stock, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect two directors of the Corporation. Subject to paragraph 4(b) of Article II hereof, the holders of outstanding shares of capital stock of the Corporation, including the holders of outstanding shares of Preferred Stock (including the Cumulative Preferred Stock), voting as a single class, shall elect the balance of the directors.

     (b)       Right to Elect Majority of Board of Directors.

     During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

     (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of Cumulative Preferred Stock equal to at least two full years' dividends shall be due and unpaid and sufficient Deposit Securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends; or

     (ii) if at any time holders of any other shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act.

     Upon the termination of a Voting Period, the voting rights described in this paragraph 4(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this paragraph 4(b).

     (c)       Right to Vote with Respect to Certain Other Matters.

     So long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of two-thirds of the shares of Cumulative Preferred Stock outstanding at the time, voting separately as one class, amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially adversely affect any of the contract rights expressly set forth in the Charter of holders of shares of Cumulative Preferred Stock. The Corporation shall notify Moody's ten Business Days prior to any such vote described above. Unless a higher percentage is provided for under the Charter, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, including Cumulative Preferred Stock, voting together as a single class, will be required to approve any plan of reorganization adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. For purposes of the preceding sentence, the phrase "vote of the holders of a majority of the outstanding shares of Preferred Stock" shall have the meaning set forth in the 1940 Act. The class vote of holders of shares of Preferred Stock, including Cumulative Preferred Stock, described above will be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including Cumulative Preferred Stock, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized shares of Preferred Stock pursuant to the Charter or the issuance of additional shares of any series of Preferred Stock (including Cumulative Preferred Stock) pursuant to the Charter shall not in and of itself be considered to adversely affect the contract rights of the holders of Cumulative Preferred Stock.

     (d)       Voting Procedures.

     (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect additional directors as described in paragraph 4(b) above, the Corporation shall call a special meeting of such holders and instruct the Paying Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Paying Agent or if the Corporation does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth
Business Day preceding the day on which such notice is mailed.
At any such special meeting and at each meeting held during a Voting Period, such holders of Preferred Stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 4(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

     (ii) For purposes of determining any rights of the holders of Cumulative Preferred Stock to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Articles Supplementary, by the other provisions of the Charter, by statute or otherwise, a share of Cumulative Preferred Stock which is not outstanding shall not be counted.

     (iii) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Preferred Stock, including Cumulative Preferred Stock, to elect directors shall continue, notwithstanding the election at such meeting by such holders of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by the holders of Preferred Stock, including Cumulative Preferred Stock, and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.

     (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional directors elected by the holders of Preferred Stock, including Cumulative Preferred Stock, pursuant to paragraph 4(b) above shall terminate, the remaining directors shall constitute the directors of the Corporation and the voting rights of such holders of Preferred Stock, including
Cumulative Preferred Stock, to elect additional directors pursuant to paragraph 4(b) above shall cease, subject to the provisions of the last sentence of paragraph 4(b).

     (e)       Exclusive Remedy.

     Unless otherwise required by law, the holders of shares of Cumulative Preferred Stock shall not have any rights or preferences other than those specifically set forth herein. The holders of shares of Cumulative Preferred Stock shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the shares of Cumulative Preferred Stock, the exclusive remedy of the holders shall be the right to vote for directors pursuant to the provisions of this paragraph 4.

     (f)    Notification to Moody's.

     In the event a vote of holders of Cumulative Preferred Stock is required pursuant to the provisions of Section 13(a) of the 1940 Act, as long as the Cumulative Preferred Stock is rated by Moody's, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify Moody's of the result of such vote.

     5.        Coverage Tests.

     (a)       Determination of Compliance.

     For so long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall make the following determinations:

     (i) Asset Coverage. The Corporation shall maintain, as of the last Business Day of each March, June, September and December of each year in which any shares of Cumulative Preferred Stock are outstanding, the Asset Coverage.

     (ii)  Basic Maintenance Amount Requirement.

     (A) For so long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall maintain, on each Valuation Date, a Portfolio Calculation at least equal to the Basic Maintenance Amount, each as of such Valuation Date. Upon any failure to maintain the required Portfolio Calculation, the Corporation shall use its best efforts to reattain a Portfolio Calculation at least equal to the Basic Maintenance Amount on or prior to the Basic Maintenance Amount Cure Date, by altering the composition of its portfolio or otherwise.

     (B) The Corporation shall prepare a Basic Maintenance Report relating to each Valuation Date. On or before 5:00 P.M., New
York City time, on the third Business Day after the first
Valuation Date following the Date of Original Issue of the Cumulative Preferred Stock and after each (A) Quarterly Valuation Date, (B) Valuation Date on which the Corporation fails to satisfy the requirements of paragraph 5(a)(ii)(A) above, (C)
Basic Maintenance Amount Cure Date following a Valuation Date on which the Corporation fails to satisfy the requirements of paragraph 5(a)(ii)(A) above and (D) Valuation Date and any immediately succeeding Business Day on which the Portfolio Calculation exceeds the Basic Maintenance Amount by 5% or less, the Corporation shall complete and deliver to Moody's a Basic Maintenance Report, which will be deemed to have been delivered to Moody's if Moody's receives a copy or telecopy, telex or other electronic transcription setting forth at least the Portfolio Calculation and the Basic Maintenance Amount each as of the relevant Valuation Date and on the same day the Corporation mails to Moody's for delivery on the next Business Day the full Basic Maintenance Report. The Corporation also shall provide Moody's with a Basic Maintenance Report relating to any other Valuation
Date on Moody's specific request. A failure by the Corporation to deliver a Basic Maintenance Report under this paragraph 5(a)(ii)(B) shall be deemed to be delivery of a Basic Maintenance Report indicating a Portfolio Calculation less than the Basic Maintenance Amount, as of the relevant Valuation Date.

     (C) Within ten Business Days after the date of delivery to Moody's of a Basic Maintenance Report in accordance with paragraph 5(a)(ii)(B) above relating to a Quarterly Valuation
Date, the Corporation shall deliver to Moody's an Accountant's

Confirmation relating to such Basic Maintenance Report and any other Basic Maintenance Report, randomly selected by the Independent Accountants, that was prepared by the Corporation during the quarter ending on such Quarterly Valuation Date.
Also, within ten Business Days after the date of delivery to Moody's of a Basic Maintenance Report in accordance with paragraph 5(a)(ii)(B) above relating to a Valuation Date on which the Corporation fails to satisfy the requirements of such paragraph 5(a)(ii)(B) and any Basic Maintenance Amount Cure Date, the Corporation shall deliver to Moody's an Accountant's Confirmation relating to such Basic Maintenance Report. If any Accountant's Confirmation delivered pursuant to this paragraph 5(a)(ii)(C) shows that an error was made in the Basic Maintenance Report for such Quarterly Valuation Date, or shows that a lower Portfolio Calculation was determined by the Independent Accountants, the calculation or determination made by such Independent Accountants shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall accordingly amend the Basic Maintenance Report and deliver the amended Basic Maintenance Report to Moody's promptly following Moody's receipt of such Accountant's Confirmation.

     (D) In the event the Portfolio Calculation shown in any Basic Maintenance Report prepared pursuant to paragraph 5(a)(ii)(B) above is less than the applicable Basic Maintenance Amount, the Corporation shall have until the Basic Maintenance Amount Cure
Date to achieve a Portfolio Calculation at least equal to the Basic Maintenance Amount, and upon such achievement (and not later than such Basic Maintenance Amount Cure Date) the
Corporation shall inform Moody's of such achievement in writing by delivery of a revised Basic Maintenance Report showing a Portfolio Calculation at least equal to the Basic Maintenance
Amount as of the date of such revised Basic Maintenance Report, together with an Officers' Certificate to such effect.

     (E) On or before 5:00 P.M., New York City time, on the first Business Day after shares of Common Stock are repurchased by the Corporation, the Corporation shall complete and deliver to Moody's a Basic Maintenance Report as of the close of business on such date that Common Stock is repurchased. A Basic Maintenance Report delivered as provided in paragraph 5(a)(ii)(B) above also shall be deemed to have been delivered pursuant to this paragraph 5(a)(ii)(E).

     (b)       Failure to Meet Asset Coverage.

     If the Asset Coverage is not satisfied as provided in paragraph 5(a)(i) hereof and such failure is not cured as of the related Asset Coverage Cure Date, the Corporation shall give a Notice of Redemption as described in paragraph 3 of Article II hereof with respect to the redemption of a sufficient number of shares of Cumulative Preferred Stock to enable it to meet the requirements of paragraph 5(a)(i) above, and, at the Corporation's discretion, such additional number of shares of Cumulative Preferred Stock in order that the "asset coverage" of a class of senior security which is stock, as defined in Section 18(h) of the 1940 Act, of the remaining outstanding shares of Cumulative Preferred Stock and any other Preferred Stock is up to 275%, and deposit with the Paying Agent Deposit Securities having an initial combined value sufficient to effect the redemption of the shares of Cumulative Preferred Stock to be redeemed, as contemplated by paragraph 3(a) of Article II hereof.

     (c) Failure to Maintain a Portfolio Calculation At Least Equal to the Basic Maintenance Amount.

     If a Portfolio Calculation for Moody's at least equal to the Basic Maintenance Amount is not maintained as provided in paragraph 5(a)(ii)(A) above and such failure is not cured by the related Basic Maintenance Amount Cure Date, the Corporation shall give a Notice of Redemption as described in paragraph 3 of
Article II hereof with respect to the redemption of a sufficient number of shares of Cumulative Preferred Stock to enable it to meet the requirements of paragraph 5(a)(ii)(A) above, and, at the Corporation's discretion, such additional number of shares of Cumulative Preferred Stock in order that the Portfolio Calculation exceeds the Basic Maintenance Amount of the remaining outstanding shares of Cumulative Preferred Stock and any other Preferred Stock by up to 10%, and deposit with the Paying Agent Deposit Securities having an initial combined value sufficient to effect the redemption of the shares of Cumulative Preferred Stock to be redeemed, as contemplated by paragraph 3(a) of Article II hereof.

     (d)       Status of Shares Called for Redemption.

     For purposes of determining whether the requirements of paragraphs 5(a)(i) and 5(a)(ii)(A) hereof are satisfied, (i) no share of the Cumulative Preferred Stock shall be deemed to be outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Securities to pay the full Redemption Price for such share shall have been deposited in trust with the Paying Agent and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Securities deposited with the Paying Agent shall not be included in determining whether the requirements of paragraphs 5(a)(i) and 5(a)(ii)(A) hereof are satisfied.

     6.        Certain Other Restrictions.

     (a) For so long as the Cumulative Preferred Stock is rated by Moody's, the Corporation will not, and will cause the Adviser not to, (i) knowingly and willfully purchase or sell a portfolio security for the specific purpose of causing, and with the actual knowledge that the effect of such purchase or sale will be to cause, the Portfolio Calculation as of the date of the purchase or sale to be less than the Basic Maintenance Amount as of such date, (ii) in the event that, as of the immediately preceding Valuation Date, the Portfolio Calculation exceeded the Basic Maintenance Amount by 5% or less, alter the composition of the Corporation's portfolio securities in a manner reasonably expected to reduce the Portfolio Calculation, unless the Corporation shall have confirmed that, after giving effect to such alteration, the Portfolio Calculation exceeded the Basic Maintenance Amount or (iii) declare or pay any dividend or other distribution on any shares of Common Stock or repurchase any shares of Common Stock, unless the Corporation shall have confirmed that, after giving effect to such declaration, other distribution or repurchase, the Corporation continues to satisfy the requirements of paragraph 5(a)(ii)(A) of Article II hereof.

     (b) For so long as the Cumulative Preferred Stock is rated by Moody's, the Corporation shall not (a) acquire or otherwise invest in (i) future contracts or (ii) options on futures contracts, (b) engage in reverse repurchase agreements, (c) engage in short sales, (d) overdraw any bank account, (e) write options on portfolio securities other than call options on securities held in the Corporation's portfolio or that the Corporation has an immediate right to acquire through conversion or exchange of securities held in its portfolio, or (f) borrow money (other than the $40,000,000 aggregate principal amount of Notes previously issued by the Corporation), except for the purpose of clearing and/or settling transactions in portfolio securities (which borrowings shall under any circumstances be limited to the lesser of $10,000,000 and an amount equal to 5% of the Market Value of the Corporation's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed), unless in any such case, the Corporation shall have received written confirmation from Moody's that such investment activity will not adversely affect Moody's then-current rating of the Cumulative Preferred Stock.
Furthermore, for so long as the Cumulative Preferred Stock is rated by Moody's, unless the Corporation shall have received the written confirmation from Moody's referred to in the preceding sentence, the Corporation may engage in the lending of its portfolio securities only in an amount of up to 5% of the Corporation's total assets, provided that the Corporation receives cash collateral for such loaned securities which is maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities and, if invested, is invested only in money market mutual funds meeting the requirements of Rule 2a-7 under the 1940 Act that maintain a constant $1.00 per share net asset value. In determining the Portfolio Calculation, the Corporation shall use the Moody's
Discount Factor applicable to the loaned securities rather than the Moody's Discount Factor applicable to the collateral.

     (c) For so long as the Cumulative Preferred Stock is rated by Moody's, the Corporation shall not consolidate the Corporation with, merge the Corporation into, sell or otherwise transfer all or substantially all of the Corporation's assets to another entity or adopt a plan of liquidation of the Corporation, in each case without providing prior written notification to Moody's.

     7.        Termination of Rating Agency Provisions.

     (a) The Board of Directors may determine that it is not in the best interests of the Corporation to continue to comply with the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's, in which case the Corporation will no longer be required to comply with any of the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's, provided that (i) the Corporation has given the Paying Agent, Moody's and holders of the Cumulative Preferred Stock at least 20 calendar days written notice of such termination of compliance, (ii) the Corporation is in compliance with the provisions of paragraphs 5(a)(i), 5(a)(ii), 5(c) and 6 of Article II hereof at the time the notice required in clause
(i) hereof is given and at the time of the termination of compliance with the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's, (iii) at the time the notice required in clause (i) hereof is given and at the time of termination of compliance with the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's the Cumulative Preferred Stock is listed on the New York Stock Exchange or on another exchange registered with the Securities and Exchange Commission as a national securities exchange and
(iv) at the time of termination of compliance with the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's, the cumulative cash dividend rate payable on a share of the Cumulative Preferred Stock pursuant to paragraph
1(a) of Article II hereof shall be increased by .50% per annum.

     (b) On the date that the notice is given in paragraph 7(a) above and on the date that compliance with the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's is terminated, the Corporation shall provide the Paying Agent and Moody's with an Officers' Certificate as to the compliance with the provisions of paragraph 7(a) hereof, and the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's shall terminate on such later date and thereafter have no force or effect.

     8. Limitation on Incurrence of Additional Indebtedness and Issuance of Additional Preferred Stock.

     (a) So long as any shares of Cumulative Preferred Stock are outstanding, the Corporation may issue and sell one or more series of a class of senior securities of the Corporation representing indebtedness under Section 18 of the 1940 Act and/or otherwise create or incur indebtedness in addition to the Notes, provided that (i) if the Corporation is using the proceeds (net of all offering expenses payable by the Corporation) of such additional indebtedness to purchase all or a portion of the Notes or any shares of the Cumulative Preferred Stock or to repay, redeem or otherwise refinance all or a portion of the Notes or any shares of the Cumulative Preferred Stock and/or any other indebtedness or Preferred Stock of the Corporation then outstanding or if such indebtedness constitutes a temporary bank borrowing (not in excess of 5% of the value of the Corporation's total assets) for emergency or extraordinary purposes, then the Corporation shall, immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, have an "asset coverage" for all senior securities representing indebtedness, as defined in
Section 18(h) of the 1940 Act, of at least 300% of the amount of all indebtedness of the Corporation then outstanding, or (ii) if the Corporation is using the proceeds (net of all offering expenses payable by the Corporation) of such additional indebtedness for any other purpose, then the Corporation shall, immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, have an "asset coverage" for all senior securities representing indebtedness, as defined in Section 18(h) of the 1940 Act, of at least 500% of the amount of all indebtedness of the Corporation then outstanding. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Corporation then in effect, shall not be considered to be indebtedness limited by this paragraph 8(a).

     (b) So long as any shares of Cumulative Preferred Stock are outstanding, the Corporation may issue and sell shares of one or more other series of Preferred Stock constituting a series of a class of senior securities of the Corporation representing stock under Section 18 of the 1940 Act in addition to the shares of Cumulative Preferred Stock, provided that (i) if the Corporation is using the proceeds (net of all offering expenses payable by the Corporation) of such additional Preferred Stock to purchase all or a portion of the shares of Cumulative Preferred Stock or to redeem or otherwise refinance all or a portion of the shares of Cumulative Preferred Stock, any other Preferred Stock and/or any indebtedness of the Corporation then outstanding, then the Corporation shall, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, have an "asset coverage" for all senior securities which are stock, as defined in Section
18(h) of the 1940 Act, of at least 250% of the shares of Cumulative Preferred Stock and all other Preferred Stock of the

Corporation then outstanding, or (ii) if the Corporation is using the proceeds (net of all offering expenses payable by the Corporation) of such additional Preferred Stock for any other purpose, then the Corporation shall, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, have an "asset coverage" for all senior securities which are stock as defined in Section 18(h) of the 1940 Act of at least 300% of the shares of Cumulative Preferred Stock and all other Preferred Stock of the Corporation then outstanding, and, in the case of either (i) or (ii) above, (iii) no such additional Preferred Stock shall have any preference or priority over any other Preferred Stock of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of dividends.

     IN WITNESS WHEREOF, ROYCE VALUE TRUST, INC. has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state that to the best of their knowledge, information and belief the matters and facts herein set forth with respect to approval are true in all material respects, all on August 19, 1996.


                              ROYCE VALUE TRUST, INC.



                                   By /s/ Daniel O'Byrne
                                      Daniel O'Byrne
                                      Vice President


Attest:


/s/ John E. Denneen
John E. Denneen
Secretary